UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2024

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended June 30, 2024, of $2,972,000, a decrease of $277,000 from the same period the prior year. Earnings per share for the second quarter of 2024 were $.63 compared to $.68 for the prior year second quarter. For the six months ended June 30, 2024, net income totaled $5,765,000, a decrease of $1,392,000, or 19.4%, from the same period the prior year. Earnings per share were $1.21 for the first six months of 2024 versus $1.50 for the first six months of 2023. Return on average assets and return on average equity were .84% and 8.01%, respectively, for the first half of 2024, compared to 1.16% and 10.63%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller said, “Your company continues to face the dual headwinds of a difficult interest rate environment and rising costs due to inflation. These same headwinds affect many, if not everyone, especially when it comes to home ownership and affordability. This is why we were pleased to recently partner with the Ohio state treasurer to offer an enhanced interest savings alternative, our SWEET HOME OHIO account. The purpose of the SWEET HOME OHIO account is to offer high interest savings to encourage individuals to save toward buying a home in Ohio. Visit our website at www.ovbc.com for more details on this exciting new account or stop by your local Ohio Valley Bank office to start your SWEET HOME OHIO savings today!”

For the three months ended June 30, 2024, net interest income increased $349,000, and for the six months ended June 30, 2024, net interest income decreased $183,000 from the same respective periods last year. Contributing to the increase in quarterly net interest income was the $129 million increase in average earning assets, which was partially offset by a decrease in the net interest margin of 29 basis points. For the six months ended June 30, 2024, the decrease in net interest income was attributable to the 44 basis point decrease in the net interest margin, which more than offset the contribution from the $124 million increase in average earning assets. In general, the decrease in the net interest margin for the respective periods was related to the cost of funding sources increasing more than the yield on earning assets. This increase in the cost of funding was partially linked to the Company’s decision to increase rates on deposit accounts to attract deposits amidst heightened market competition for such funds. In addition, the composition of funding sources trended toward certificates of deposit and wholesale funding sources, which generally cost more than other funding sources, such as checking, NOW, savings and money market deposit products. Although the net interest margin decreased from the prior year periods, the net interest margin increased 13 basis points from the first quarter to the second quarter of 2024. The increase was related to higher relative balances in loans due to quarterly loan growth of $50 million and to the deposit mix trending back towards checking, NOW, savings and money market deposit accounts since the first quarter of 2024.

For the three months ended June 30, 2024, the provision for credit loss expense totaled $181,000, an increase of $157,000 from the same period last year. The quarterly provision for credit loss expense was primarily associated with the $50 million quarterly increase in loan balances, which was partially offset by quarter-to-date net recoveries of $65,000 and the improvement in a certain economic risk factor for residential loans. For the six months ended June 30, 2024, the provision for credit losses was $932,000, an increase of $419,000 from the same period last year. The year-to-date provision for credit loss expense was primarily associated with the $68 million in loan growth and net charge-offs of $331,000. The allowance for credit losses was .91% of total loans at June 30, 2024, compared to .90% at December 31, 2023, and .80% at June 30, 2023. The ratio of nonperforming loans to total loans increased to .50% at June 30, 2024, compared to .26% at December 31, 2023, and .29% at June 30, 2023. The increase in nonperforming loans was largely impacted by a single loan relationship secured primarily by commercial real estate property.

For the three and six months ended June 30, 2024, noninterest income decreased $12,000 and $83,000, respectively, from the same periods last year. The decreases were largely due to the closure of Race Day Mortgage at the end of 2023. Due to the closure, there was no mortgage application referral income earned in 2024 compared to $247,000 in commissions earned during the first half of 2023. The decline in other noninterest income was partially offset by the $192,000 year-to-date increase in service charges on deposit accounts.

For the three months ended June 30, 2024, noninterest expense totaled $10,863,000, an increase of $448,000 from the same period last year. For the six months ended June 30, 2024, noninterest expense totaled $21,604,000, an increase of $917,000 from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $345,000 as compared to the second quarter of 2023 and increased $628,000 as compared to the first half of 2023. The increase was primarily related to annual merit increases and higher health insurance premiums. However, the growth in salaries and employee benefit expense was partially offset by the elimination of staffing for Race Day Mortgage by April 2023, which resulted in a savings of $216,000 for the first half of 2024, when compared to the same period last year. Further contributing to higher noninterest expense were data processing and professional fees. For the three months and six months ended June 30, 2024, data processing increased $62,000 and $149,000, respectively, from the same periods last year. The increase was primarily related to debit card processing due to higher transaction volume and to higher costs associated with enhancements to the Company’s digital banking platform. Professional fees increased $74,000 during the second quarter of 2024 and increased $127,000 during the first half of 2024, as compared to the same periods in 2023. The increase was related to higher director fees and a general increase in legal fees.

The Company’s total assets at June 30, 2024 were $1.403 billion, an increase of $51 million from December 31, 2023. Since December 31, 2023, loan balances increased $68 million, which increase was largely in the residential real estate, commercial real estate and commercial segments. The growth in these segments was partially offset by a decrease in consumer loans, as this segment has been deemphasized by the Company due to profitability relative to other loan portfolio segments. The increase was primarily funded by a $51 million increase in deposits and a $21 million decrease in funds maintained at the Federal Reserve. At June 30, 2024, shareholders’ equity increased $1.8 million from year end 2023. As part of the current stock buyback plan, the Company repurchased $1,931,000 in shares during the second quarter of 2024. Of the $5 million in shares authorized to be purchased by the plan, the Company has repurchased a total of $2,967,000.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 17 offices in Ohio and West Virginia, and Loan Central, Inc. with six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
PER SHARE DATA
Earnings per share	$0.63	$0.68	$1.21	$1.50
Dividends per share	$0.22	$0.37	$0.44	$0.58
Book value per share	$30.94	$28.91	$30.94	$28.91
Dividend payout ratio (a)	35.48%	54.39%	36.51%	38.69%
Weighted average shares outstanding	4,740,073	4,776,520	4,762,923	4,774,999

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$202	$193
Dividends reinvested under
dividend reinvestment plan (c)	$391	$637	$782	$1,147

PERFORMANCE RATIOS
Return on average equity	8.25%	9.46%	8.01%	10.63%
Return on average assets	0.86%	1.03%	0.84%	1.16%
Net interest margin (d)	3.74%	4.03%	3.68%	4.12%
Efficiency ratio (e)	73.37%	71.93%	72.41%	68.70%
Average earning assets (in 000's)	$1,300,720	$1,171,792	$1,280,968	$1,156,896

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Six months ended
(in $000's)	June 30,		June 30,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$16,130	$13,293	$31,380	$25,569
Interest and dividends on securities	1,076	1,053	2,093	2,145
Interest on interest-bearing deposits with banks	1,446	671	2,863	1,097
Total interest income	18,652	15,017	36,336	28,811
Interest expense:
Deposits	6,102	3,091	12,001	4,923
Borrowings	587	312	1,182	552
Total interest expense	6,689	3,403	13,183	5,475
Net interest income	11,963	11,614	23,153	23,336
Provision for (recovery of) credit losses	181	24	932	513
Noninterest income:
Service charges on deposit accounts	731	653	1,456	1,264
Trust fees	101	82	205	168
Income from bank owned life insurance and
annuity assets	226	211	451	418
Mortgage banking income	40	44	79	91
Electronic refund check/deposit fees	135	135	675	675
Debit / credit card interchange income	1,223	1,215	2,368	2,388
Tax preparation fees	26	33	633	664
Other	219	340	530	812
Total noninterest income	2,701	2,713	6,397	6,480
Noninterest expense:
Salaries and employee benefits	6,186	5,841	12,353	11,725
Occupancy	537	485	1,006	947
Furniture and equipment	326	330	660	628
Professional fees	507	433	993	866
Marketing expense	221	241	446	482
FDIC insurance	161	142	309	280
Data processing	788	726	1,595	1,446
Software	541	588	1,162	1,150
Foreclosed assets	2	7	0	9
Amortization of intangibles	4	6	7	13
Other	1,590	1,616	3,073	3,141
Total noninterest expense	10,863	10,415	21,604	20,687
Income before income taxes	3,620	3,888	7,014	8,616
Income taxes	$648	639	1,249	1,459
NET INCOME	$2,972	$3,249	$5,765	$7,157

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	June 30,	December 31,
	2024	2023
ASSETS
Cash and noninterest-bearing deposits with banks	$14,862	$14,252
Interest-bearing deposits with banks	92,817	113,874
Total cash and cash equivalents	107,679	128,126
Securities available for sale	162,749	162,258
Securities held to maturity, net of allowance for credit losses of $2 in 2024 and 2023	7,930	7,986
Restricted investments in bank stocks	5,016	5,037
Total loans	1,040,284	971,900
Less: Allowance for credit losses	(9,431)	(8,767)
Net loans	1,030,853	963,133
Premises and equipment, net	21,466	21,450
Premises and equipment held for sale, net	517	573
Accrued interest receivable	4,300	3,606
Goodwill	7,319	7,319
Other intangible assets, net	1	8
Bank owned life insurance and annuity assets	40,913	40,593
Operating lease right-of-use asset, net	1,114	1,205
Deferred tax assets	6,442	6,306
Other assets	7,018	4,535
Total assets	$1,403,317	$1,352,135

LIABILITIES
Noninterest-bearing deposits	$343,209	$322,222
Interest-bearing deposits	835,219	804,914
Total deposits	1,178,428	1,127,136
Other borrowed funds	42,056	44,593
Subordinated debentures	8,500	8,500
Operating lease liability	1,114	1,205
Allowance for credit losses on off-balance sheet commitments	629	692
Other liabilities	26,833	26,002
Total liabilities	1,257,560	1,208,128

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
2024 - 5,490,995 shares issued; 2023 - 5,470,453 shares issued)	5,491	5,470
Additional paid-in capital	52,321	51,842
Retained earnings	118,531	114,871
Accumulated other comprehensive income (loss)	(11,907)	(11,428)
Treasury stock, at cost (2024 - 779,994 shares; 2023 - 697,321 shares)	(18,679)	(16,748)
Total shareholders' equity	145,757	144,007
Total liabilities and shareholders' equity	$1,403,317	$1,352,135

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	July 26, 2024	By:	/s/Larry E. Miller, II
Larry E. Miller, II President and Chief Executive Officer